Exhibit 99.1

Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Poage Bankshares, Inc.
Commission File No.: 001-35295

City Holding Company Announces Acquisitions Bolstering Kentucky Presence
CHARLESTON, WV, ASHLAND, KY and CYNTHIANA, KY, July 11, 2018 – City Holding Company (“City”) (Nasdaq: CHCO), the parent company of City National Bank of West Virginia, announced today the concurrent signing of two separate definitive merger agreements. Under one agreement, City will acquire Poage Bankshares, Inc., (“Poage”) (Nasdaq: PBSK), the parent company of Town Square Bank, Ashland, Kentucky; under the other agreement, City will acquire Farmers Deposit Bancorp, Inc. (“Farmers Deposit”), the parent company of Farmers Deposit Bank, Cynthiana, Kentucky. Upon completion of the Poage merger, the subsidiary bank of Poage and will merge into City National Bank of West Virginia. Upon completion of the Farmers Deposit merger, the subsidiary bank of Farmers Deposit and will merge into City National Bank of West Virginia.
Based upon financial data as of March 31, 2018, the combined company will have $4.8 billion in assets, deposits of $3.9 billion, and gross loans of $3.5 billion, bolstering City’s presence in the Huntington-Ashland and Lexington, Kentucky MSAs. “Our leadership recognized these partnerships as strategic next steps for enhancing our market presence throughout Kentucky and we are fortunate to be making this move forward,” remarked Charles R. (Skip) Hageboeck, President & Chief Executive Officer of City. Both the Poage and Farmers Deposit merger are expected to close in the fourth quarter of 2018, pending customary closing conditions, including receipt of required regulatory approvals and the approval by the shareholders of Poage and Farmers Deposit.
Subject to the terms of the Poage merger agreement, Poage shareholders will receive 0.335 shares of City common stock for each outstanding share of Poage common stock. Based on City’s 5-day average closing price of $78.43 as of July 10, 2018, this equates to a per share value of $26.27 and an aggregate deal value of $93.5 million. Upon completion of the merger, Bruce VanHorn, President, Chief Executive Officer & Director of Poage, will enter into an employment agreement with City. Mr. VanHorn stated, “Joining City is a defining moment for our company, shareholders and customers. Our shared experience in operating in overlapping markets makes me confident that this will be a seamless transition for our

Exhibit 99.1

employees and customer base while providing long-term value for our shareholders. City is a great franchise, and I look forward to the years ahead for our combined company.”
Subject to the terms of the Farmers Deposit merger agreement, Farmers Deposit shareholders will receive $24.9 million in cash for all outstanding shares of Farmers Deposit common stock. “This merger with City is an excellent opportunity for our organization to become part of a successful and established institution,” said W. Brent Hoptry, Chairman, President, & Chief Executive Officer of Farmers Deposit. “With our combined markets and leadership, we will continue to provide high-quality banking solutions for our communities and remain well positioned for the future.”
Each of the Poage and Farmers Deposit merger agreements have been unanimously approved by the City board of directors. The Poage board of directors has unanimously approved the Poage merger agreement, and the Farmers Deposit board of directors has unanimously approved the Farmers Deposit agreement. Neither the Poage transaction nor the Farmers Deposit transaction is conditional upon the other.
Keefe, Bruyette & Woods, Inc. served as financial advisor and Dinsmore & Shohl LLP served as legal counsel to City in both transactions. Sandler O’Neill & Partners served as financial advisor and Luse Gorman, PC served as legal counsel to Poage in the Poage transaction. ProBank Austin served as financial advisor and Stites & Harbison, PLLC served as legal counsel to Farmers Deposit in the Farmers Deposit transaction.
About City Holding Company
City Holding Company, headquartered in Charleston, West Virginia is a financial holding company which owns City National Bank of West Virginia. City provides a full range of consumer and commercial banking services to individuals, businesses and industries through its 86 branches across West Virginia, Virginia, Kentucky and Ohio. As of March 31, 2018, City had $4.2 billion in total assets, $3.4 billion in deposits, and $3.1 billion in gross loans. For additional information, locations, and hours of operation, please visit www.bankatcity.com.
About Poage Bankshares, Inc.
Poage Bankshares, Inc., headquartered in Ashland, Kentucky, is the parent company of Town Square Bank, which was founded as a savings and loan association in 1889. Poage operates nine branches and one loan production office across northeastern Kentucky. As of March 31, 2018, Poage had $450 million in total assets, $375 million in deposits, and $333 million in gross loans. For additional formation on Poage Bankshares, Inc. and Town Square Bank, please visit www.townsquarebank.com.
About Farmers Deposit Bancorp, Inc.
Farmers Deposit Bancorp, Inc., headquartered in Cynthiana, Kentucky, is the parent company of Farmers Deposit Bank, which was founded as a full service bank in 1866. Farmers Deposit operates 3 branches around the Lexington, Kentucky market. As of March 31, 2018, Farmers Deposit had $122 million in total assets, $98 million in deposits, and $60 million in gross loans. For additional formation on Farmers Deposit Bankshares, Inc. and Farmers Deposit Bank, please visit www.farmersdepositbankky.com.
Important Information for Investors and Poage Shareholders:
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of City or a solicitation of any vote or approval. City will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this press release related to the Poage transaction with the Securities and Exchange Commission (“SEC”) to register the shares of City’s common stock to be issued to the shareholders of Poage. The registration statement will include a proxy

Exhibit 99.1

statement/prospectus, which will be sent to the shareholders of Poage in advance of its special meeting of shareholders to be held to consider the proposed Poage merger. Before making any voting or investment decision investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed Poage transaction because they contain important information about City, Poage and the proposed transaction. Shareholders are also urged to carefully review and consider each of City’s and Poage’s public filings with the SEC, including, but not limited to, their Annual Reports or Form 10-K, their Quarterly Reports or Form 10-Q, their Current Reports or Form 8-K and their proxy statements. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from City at www.bankatcity.com under the tab “Investors” or by directing a request to City Holding Company, 25 Gatewater Road P.O. Box 7520, Charleston, West Virginia 25356, Attn.: Investor Relations, or from Poage at www.townsquarebank.com under the tab “Investor Relations” or by directing a request to Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attn.: Investor Relations.

Poage and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Poage in connection with the proposed Poage merger. Information about the directors and executive officers of Poage is set forth in the definitive proxy statement for Poage’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Poage merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in City’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.
These factors are not necessarily all of the factors that could cause City’s, Poage’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm City’s, Poage’s or the combined company’s results.
All forward-looking statements attributable to City’s, Poage’s or the combined company’s, or persons acting on City’s or Poage’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and City and Poage do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If City or Poage update one or more forward-looking statements, no inference should be drawn that City or Poage will make additional updates with respect to those or other forward-looking statements.